AMENDMENT TO LEASE AGREEMENT

RECITALS

Whereas Abyss Group LLC, a New Mexico limited liability company (“Abyss”) and Galaxy Gaming, LLC a Nevada limited liability company (“GGLLC”) entered into that certain Office Plaza Office Lease dated August 30, 2004 (the “Lease Agreement”) pursuant to which GGLLC as the tenant leased the premises at 6980 O'Bannon Drive consisting of approximately 5,800 square feet of floor area from Abyss as the landlord;

Whereas Abyss, GGLLC and Galaxy Gaming, Inc., a Nevada corporation (“GGI”) executed the “Agreement for Assignment, Assumption and Amendment of Lease Agreement” dated January 1, 2007 (“Assignment”), whereby GGI assumed all of GGLLC’s obligations and liabilities under the lease agreement.

Whereas Abyss and GGI desire to amend certain articles of the Lease Agreement.

Therefore, the parties mutually agree that the Lease Agreement is hereby amended as follows:

Article 1 FUNDAMENTAL LEASE PROVISIONS 1 (e) Demised Premises: “The demised premises contains approximately 6,000 square feet of floor area”

Article 4 RENTAL: “Effective April 1, 2010 the monthly rental shall be reduced from $18,565.75 to $9,282.88. The reduction shall remain in force until the expiration of the initial lease of August 31, 2010.”

All other terms and conditions contained in the Lease Agreement, dated August 30, 2004 and Assignment dated January 1, 2007 shall remain unchanged and in full effect.

/s/ Therese Saucier	4/1/10
Therese Saucier, Manager of Abyss Group LLC	Date

/s/ Robert Saucier	4/1/10
Robert Saucier, President and CEO, Galaxy Gaming Inc.	Date

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